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                                                                     Exhibit 5.1

                   [Letterhead of Davis, Graham & Stubbs LLP]



                                December 9, 1998

Union Bankshares, Ltd.
1825 Lawrence Street
Suite 444
Denver, Colorado  80202

Re:      Registration Statement on Form S-2

Ladies and Gentlemen:

         We have acted as special counsel to Union Bankshares, Ltd. (the "Company") In connection with the filing by the Company and Union Bankshares Capital Trust I ("UBSC Capital") of a Registration Statement on Form S-2 with the Securities and Exchange Commission on October 26, 1998, as amended, relating to a public offering by UBSC Capital of up to 1,447,368 ___% Cumulative Preferred Securities (the "Preferred Securities") guaranteed by the Company (the "Guarantee") and the offering by the Company of its ___% Junior Subordinated Debentures (the "Debentures").

         This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "1933 Act").

         We have examined the forms of Subordinated Indenture and Preferred Security Guarantee Agreement filed by the Company as exhibits to the Registration Statement (the "Indenture" and the "Guarantee Agreement"). In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustee or trustees (the "trustees") under the Indenture and the Guarantee Agreement to execute, deliver and perform their obligations under the Indenture and the Guarantee Agreement, respectively, that the performance of such obligations by the trustees will not violate their charters or by-laws and that the trustees have the legal ability to exercise their trust powers and (ii) that the Indenture and the Guarantee Agreement will have been duly authenticated,


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authorized, executed and delivered by the applicable trustee at the time of issuance of the Debentures and the Guarantee Agreement.

         The following opinions are limited solely to the applicable federal law of the United States of America, the law of the State of Colorado and the General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the provisions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

         Based upon and subject to the foregoing, we are of the opinion that:

         When (i) the Registration Statement has become effective under the 1933 Act, (ii) each of the Indenture and the Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the parties thereto, (iii) the definitive terms of the Debentures and of the Guarantee and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of the Company and the Indenture and Guarantee Agreement, as applicable, so as not to violate any applicable law or agreement or instrument then binding on the Company, (iv) such Debentures and the Guarantee have been duly executed and authenticated in accordance with the Indenture and the Guarantee Agreement and
(v) such Debentures and the Guarantee have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable supplement to the Prospectus, such Debentures and the Guarantee will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and Guarantee Agreement, respectively, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.


                                           Very truly yours,

                                           /s/ Davis, Graham & Stubbs, LLP